Exhibit 99.1

Results of Study IT-H-001 A Placebo-Controlled Serial Skin Biopsy Study to Histologically Evaluate Tissue Response Following Treatment With Azficel-T April 5, 2011 www.FibrocellScience.com

This presentation includes statements that are "forward-looking statements." While management has based any forward-looking statements contained in the presentation on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption "Item 1A. Risk Factors" in the Company's most recent Form 10-K filing, as updated in "Item 1A. Risk Factors" in the Company's most recent Form 10-Q filing. In addition, the Company operates in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, you should not place any reliance on forward-looking statements as a prediction of actual results. the Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement. You are also urged to carefully review and consider the various disclosures in the Company's most recent annual report on Form 10-K, our most recent 10-Q as well as other public filings with the SEC since the filing of the Company's annual report. Safe Harbor Provision 2

Background and Regulatory Status of Azficel-THistology Study (IT-H-001) Rationale and EndpointsIT-H-001 Study SchemaSignificant IT-H-001 Results and FindingsStudy Conclusions Outline of Presentation 3

The data in this presentation represents a high-level summary of the final results from the IT-H-001 study.Six-month data are currently being reviewed by the FDA with a PDUFA goal of June 22, 2011. Presentation Disclaimer 4

Azficel-T (Proposed trade name: LaVivTM) is an autologous cell therapy for the treatment of facial wrinkles through augmenting the local population of fibroblasts.Azficel-T is a fibroblast cell suspension prepared from the patient's own skin.The treatments are administered in a multiple dose regimen at three to six week intervals; the same schedule used in pivotal safety and efficacy studies.Each dose is injected directly into the papillary dermis of facial wrinkles such as nasolabial folds. Background of Azficel-T 5

Azficel-T (proposed trade name: LaViv (r)) is currently under review by the FDA for the proposed indication:"LAVIV(r) is an autologous regenerative cell therapy indicated for the improvement of moderate to severe facial wrinkles (such as nasolabial fold wrinkles) in adults ^ 18 years of age. Fibrocell submitted a Complete Response to the FDA regarding the pending Biologics License Application (BLA).The Complete Response was accepted by the FDA on January 11, 2011, with a PDUFA date of June 22, 2011.Final (6-month) data for the IT-H-001 study were submitted on March 15, 2011. Current Regulatory Status 6

Pivotal Phase 3 studies IT-R-005 and IT-R-006 demonstrated the safety and statistically significant efficacy (p-values < 0.0001) of azficel-T.Because azficel-T is a first-in-class biological treatment, FDA reviewers requested a qualitative and observational histology study to understand what happens under the skin after treatment.Fibrocell worked proactively with the FDA to design the IT-H-001 study to address this question to their satisfaction and to include subject blinding, both three and six month time points and independent dermatopathologist review. IT-H-001 Study Rationale 7

IT-H-001 Study Endpoints

The study formally evaluated the following:

- Qualitative comparison for clinically meaningful differences in the cellular morphology of the dermis, subcutis and epidermis between azficel-T treatment, sterile saline treatment, and untreated control sites.
- Qualitative comparison of differences in inflammatory cell infiltrates between azficel-T treatment, sterile saline treatment, and untreated control sites.
- Qualitative comparison of differences in the structure and organization of collagen and elastin fibers between azficel-T treatment, sterile saline treatment, and untreated control sites.

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TECHNOLOGIES, INC.

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IT-H-001 Study Schema

- The study was blinded and placebo-controlled with a total of 29 subjects enrolled.
- Seven subjects received three injections, 21 received two injections and one subject received a single injection of azficel-T in either the right or left arm (and placebo in the other arm) at five week intervals.
- Cutaneous punch biopsies were collected from each subject three and six months after their final treatment.
- The study utilized two controls: a biopsy from an untreated site and a biopsy from a saline treated site.
- The biopsies were sectioned, stained and processed for independent evaluation by two dermatopathologists.
- The azficel-T, placebo and untreated samples were directly compared during histological evaluation.

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IT-H-001 Study Schema Treatment 1 Treatment 2 Treatment 3 Biopsy 1 Biopsy 2 Evaluation by Dermatopathologists Evaluation by Dermatopathologists Complete Response to FDA Final Study Report 5 Weeks 5 Weeks 3 Months since last treatment 3 Months 10

IT-H-001 and IT-R-005/006 Treatment 1 Treatment 2 Treatment 3 Evaluation: Demonstrated statistically significant efficacy Demonstrated safety Efficacy Studies IT-R-005 and IT-R-006 Treatment 1 Treatment 2 Treatment 3 3 Month Biopsy6 Month Biopsy Histology Study IT-H-001 Evaluation: Clinical evaluation of treatment site found no ongoing adverse events No safety issues suggested by histologic evaluations Mild treatment-related inflammation demonstrated at 3 months. Less so at 6 months. 5 Weeks 5 Weeks 5 Weeks 5 Weeks 11

IT-H-001 Study Results Endpoint 1: Qualitative comparison for clinically meaningful differences in the cellular morphology of the skin.No abnormal morphology of fibroblasts or other cell types was reported. 12

IT-H-001 Study Results

Endpoint 2:

Qualitative comparison of differences in inflammatory cell infiltrates.

- Inflammatory cell infiltrates were found more frequently in azficel-T treated tissue than placebo or untreated tissue.
- The frequency of infiltrate decreased from the 3-month biopsy to the 6-month biopsy.
- These results are not unexpected for treatment with an active cellular therapy.
- The infiltrate was predominantly described as “mild” or “sparse,” with a few graded as “moderate.”
- There was no noted results of clinical concern across all tissue samples.

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TECHNOLOGIES, INC.

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IT-H-001 Study Results Endpoint 3:Qualitative comparison of differences in the structure and organization of collagen and elastin fibers.There was no noted instances of disorganized collagen or elastin fibers. 14

IT-H-001 Safety Findings Safety data reported from this study was consistent with the adverse event profile established for azficel-T in previous clinical studies (mild, temporary injection site reactions).A single SAE of vasculitis was reported in a 67 year old which fully resolved and was deemed "unlikely related." The 3 and 6 month histological results for this subject were consistent with other subjects. These data further support the safety of repeated azficel-T injections.Tissue samples across all treatment groups (azficel-T, placebo, and untreated) were found to represent normal healthy skin with no pathologic observations.There were no reports of abnormal fibroblast morphology, abnormal epidermal morphology, structural changes in the skin or evidence of scarring. 15

IT-H-001 Study Conclusions

- This study addressed all prospectively defined study endpoints.
- At a histological level, the response to azficel-T was limited to mild to moderate localized inflammatory infiltrate that was observed less frequently at the 6-Month biopsy as compared to the 3-Month biopsy.
- Tissue treated with azficel-T was more likely to contain a mild to moderate degree of inflammatory cell infiltrate than placebo-treated or untreated tissue.
- Presence of inflammatory cell infiltrate at a microscopic level was not associated with visible changes of the skin at the site of injection.
- These observations are consistent with injection of a biologically active, viable cell therapy and normal skin tissue responses.
- Study IT-H-001 met all expectations.

FIBROCELL
TECHNOLOGIES, INC.

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